Exhibit 3.25

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 06/24/1994
944116640 – 2413872

CERTIFICATE OF INCORPORATION

OF

NACLA ACQUISITION CORPORATION

ARTICLE I

Name

The name of the corporation is NACLA Acquisition Corporation (the “Corporation”).

ARTICLE II

Registered Office and Registered Agent

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III

Corporate Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE IV

Capital Stock

The total number of shares of all classes of stock that the Corporation shall have authority to issue is 100, all of which shall be shares of Common Stock, par value $.01 per share.

ARTICLE V

Directors

(1) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

(2) To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE VI

Indemnification of Directors, Officers and Others

(1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(3) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4) Any indemnification under Sections (1) and (2) of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections (1) and (2). Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the Corporation.

(5) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation authorized in this Article VI. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the Corporation deems appropriate.

(6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(7) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law.

(8) For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(9) For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

(10) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

By-Laws

The directors of the Corporation shall have the power to adopt, amend or repeal by-laws.

ARTICLE VIII

Amendment

The Corporation reserves the right to amend, alter, change or repeal any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in this Certificate of Incorporation are subject to this reservation.

ARTICLE IX

Incorporator

The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address
Kevin P. Kennedy	Shearman & Sterling
555 California St.
Suite 2000
San Francisco, CA 94104

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of June, 1994.

/s/ Kevin P. Kennedy
Kevin P. Kennedy

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 10/25/1994
944203672 – 2413872

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NACLA ACQUISITION CORPORATION
(Pursuant to Section 241 of the Delaware
General Corporation Law)

NACLA Acquisition Corporation, a corporation organized and existing under the laws of the state of Delaware (the “Corporation”), hereby certifies as follows:

THAT, the name of the Corporation is NACLA Acquisition Corporation and that the date of filing its original certificate of incorporation with the Secretary of State of the State of Delaware was June 24, 1994 (the “Certificate of Incorporation”);

THAT, the directors of the Corporation duly adopted, in accordance with Section 241 of the Delaware General Corporation Law, a resolution proposing and declaring advisable this amendment of the Certificate of Incorporation;

THAT, the Corporation has not received any payment for any of its capital stock;

THAT, the Certificate of Incorporation be amended by changing the First Article thereof so that said Article shall be and read as follows:

“The name of the corporation is Gentek Building Products, Inc. (the “Corporation),”; and

THAT, the Certificate of Incorporation be amended by changing the Second Article thereof so that said Article shall be and read as follows:

“The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000, all of which shall be shares of Common Stock, par value $.01 per share.”

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Mark E. Bandeen, its President, and attested by Richard D. Paterson, its Vice President, this 24th day of October, 1994.

/s/ Mark E. Bandeen
Mark E. Bandeen President

ATTEST:

/s/ Richard D. Paterson
Richard D. Paterson
Vice President

2

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
GENTEK BUILDING PRODUCTS, INC.

Under Section 242 of the Delaware Corporation Law

Pursuant to Sections 242 of the Delaware Corporation Law of the State of Delaware, the undersigned, being the Chief Executive Officer of Gentek Building Products, Inc., a Delaware corporation (the “Corporation”) does hereby certify the following:

FIRST:             The name of the Corporation is Gentek Building Products, Inc.

SECOND:      The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on June 24, 1994.

THIRD:           The Certificate of Incorporation of the Corporation is hereby amended to effect a change in Article I thereof, relating to the name of the Corporation, accordingly Article I of the Certificate of Incorporation shall be amended to read in its entirety as follows:

ARTICLE I

“The name of the Corporation is Fabral, Inc.,”

FOURTH:       The amendment to the Certificate of Incorporation of the Corporation effected hereby was approved by the Board of Directors of the Corporation, and by written consent of the sole stockholder of the Corporation.

IN WITNESS WHEREOF, the undersigned affirms as true the foregoing under penalties of perjury, and has executed this Certificate this 17 day of July, 1997.

Gentek Building Products, Inc.

By:	/s/ J. David Smith
Name:	J. David Smith
Title:	Chief Executive Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:45 PM 07/17/1997
971238372 – 2413872

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:19 PM 12/29/2004
FILED 08:19 PM 12/29/2004
SRV 040951755 – 2413872 FILE

CERTIFICATE OF MERGER

OF

COPPER CRAFT, INC.

WITH AND INTO

FABRAL, INC.

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware.

DOES HEREBY CERTIFY:

FIRST:             That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	Statement of Incorporation

Copper Craft, Inc.	Texas

Fabral, Inc,	Delaware

SECOND:      That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

THIRD:           That the name of the surviving corporation of the merger is Fabral, Inc., a Delaware corporation.

FOURTH:       That the Certificate of Incorporation of Fabral, Inc., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH:            That the executed Agreement and Plan of Merger is on file at an office of the surviving corporation, the address of which is 5445 Triangle Parkway, Suite 350, Norcross, Georgia. 30092.

SIXTH:           That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH:     The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation	Class	Number of Shares	Par Value Per Share or Statement That Shares are Without Par Value
Copper Craft, Inc.,	Common	10,000	$0.10

EIGHTH:        That this Certificate of Merger shall be effective December 31, 2004.

Dated: December 24, 2004	FABRAL, INC.

	By:	/s/ R. Scott Vansant
	Name:	R. Scott Vansant
	Title:	C. E. O & Secretary